Exhibit 5.01

Akerman Senterfitt 401 E. Jackson Street Suite 1700 Tampa, Florida 33602 Tel: 813.223.7333 Fax: 813.223.2837

June 15, 2011

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Suite 210

Tampa, Florida 33607

Re:	Registration Statement on Form S-3 (Registration No. 333-162971), initially filed on November 9, 2009 with the Securities and Exchange Commission (the “Commission”) and declared effective on November 20, 2009.

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated November 20, 2009 (the “Base Prospectus”), and the prospectus supplement filed with the Commission by Odyssey Marine Exploration, Inc. (the “Company”) on June 16, 2011 pursuant to Rule 424 promulgated under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Prospectus relates to the offering by the Company of up to 4,800,000 shares of the Company’s common stock (5,520,000 if the underwriters’ over-allotment option is exercised in full), $0.0001 par value per share (the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates, and other instruments as we have deemed necessary.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid, and non-assessable.

The foregoing opinion is limited to the laws of the state of Florida and the Nevada Corporation Act. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Base Prospectus and in the Prospectus Supplement under the caption “Legal Matters.”

Very truly yours,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT

akerman.com

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